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                                                                     EXHIBIT 5.1











                              September 4, 1997




Success Bancshares, Inc.
One Marriott Drive
Lincolnshire, IL  60069


Ladies and Gentlemen:

     Reference is hereby made to the Registration Statement on Form S-1 (Registration No. 333-32561) (the "REGISTRATION STATEMENT"), as amended, filed by Success Bancshares, Inc., a Delaware Corporation (the "COMPANY"), with the Securities and Exchange Commission in connection with the proposed public offering of up to 1,200,000 shares of Common Stock, par value $0.001 per share ("COMMON STOCK"). Up to an additional 180,000 shares may be sold by the Company to satisfy unfilled purchase orders in the Subscription and Community Offering or pursuant to EVEREN Securities, Inc.'s over-allotment option in the Public Offering (referred to collectively as the "OVER-SUBSCRIPTION OPTION").

     We have acted as special counsel for the Company in connection with the proposed offering. In rendering this opinion, we have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness to all signatures.

     It is our opinion that the 1,380,000 shares of Common Stock that may be sold by the Company in accordance with said Registration Statement (including the 180,000 shares subject to the Over-Subscription Option), if and when so sold, will be legally issued, fully paid and non-assessable.

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Success Bancshares, Inc.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.


                            Very truly yours,

                            /s/ Much Shelist Freed Denenberg
                                 Ament Bell & Rubenstein, P.C.


                            MUCH SHELIST FREED DENENBERG
                                 AMENT BELL & RUBENSTEIN, P.C.


MJG/